Exhibit 10.7
FIRST AMENDMENT TO
BAKER HUGHES INCORPORATED
ANNUAL INCENTIVE COMPENSATION PLAN
(As Amended and Restated on February 20, 2008)
     THIS AGREEMENT by Baker Hughes Incorporated (the “Company”),
W I T N E S S E T H:
     WHEREAS, the Company sponsors the Baker Hughes Incorporated Annual Incentive Compensation Plan as amended and restated on February 20, 2008 (the “Plan”); and
     WHEREAS, pursuant to Section 13.05 of the Plan, the Company has the right to amend the Plan; and
     WHEREAS, the Company desires to amend the Plan;
     NOW, THEREFORE, the Company agrees that, effective January 1, 2009, Section 10.04 of the Plan is completely amended and restated to provide as follows:
10.04 Termination of Employment Prior to Change in Control or Following Certain Changes in Control. Notwithstanding any provision of the Plan to the contrary (other than the last sentence of this Section 10.04), a Participant shall be entitled to receive the payment described in Section 10.03 for a Performance Period if (i) such Participant’s employment is terminated by Baker Hughes or an Affiliate during the Performance Period without Cause prior to a Change in Control (whether or not a Change in Control ever occurs) and such termination was at the request or direction of a Person who has entered into an agreement with Baker Hughes or an Affiliate the consummation of which would constitute a Change in Control, (ii) such Participant resigns during the Performance Period for Good Reason prior to a Change in Control (whether or not a Change in Control ever occurs) and the circumstance or event which constitutes Good Reason occurs at the request or direction of the Person described in clause (i), or (iii) such Participant’s employment is terminated by Baker Hughes or an Affiliate during the Performance Period without Cause or by the Participant for Good Reason and such termination or the circumstance or event which constitutes Good Reason is otherwise in connection with or in anticipation of a Change in Control (whether or not a Change in Control ever occurs). Notwithstanding the foregoing, if a Participant has an individual change of control agreement with the Company, he shall be entitled to receive no payments pursuant to this Section 10.04 unless a Change in Control actually occurs during the Performance Period.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on the 18th day of December, 2008.

BAKER HUGHES INCORPORATED
By:	/s/ Didier Charreton
Title:	Vice President, Human Resources